EXHIBIT 21
                                  Subsidiaries
                                  ------------

Webster Bank, a federally chartered savings bank, is a direct subsidiary of Webster. Webster also owns all of the common securities of Webster Capital Trust I and Webster Capital Trust II, which are Delaware business trusts, and all of the common stock of Damman Associates, Inc., a Connecticut corporation. Webster Bank has six wholly-owned subsidiaries: Webster Trust Company, N.A., FCB Properties, Inc., Webster Investment Services, Inc., and Access National Mortgage, Inc. Access National Mortgage, Inc. holds 80% of the equity interests of Nowlending, LLC. Webster Bank also directly owns all of the outstanding common stock of Webster Preferred Capital Corporation, a publicly traded real estate investment trust and Webster Mortgage Investment Corporation, a passive investment subsidiary. Damman Associates, Inc. has one subsidiary, LLIA, Inc., which has one subsidiary, the Louis Levine Agency, Inc. (the "Agency"). The Agency has four subsidiaries, Retirement Planning Associates, Inc., Levine Financial Services, Inc., Religious Benefit Services, Inc. and Levine Surety, Inc.


                                                 WEBSTER SUBSIDIARIES
---------------------------------------- -------------------------------------- --------------------------------------
                                                                                         NAMES UNDER WHICH
NAME OF SUBSIDIARY                           JURISDICTION OF ORGANIZATION                  THE SUBSIDIARY
                                                                                           DOES BUSINESS
---------------------------------------- -------------------------------------- --------------------------------------
Webster Bank                             United States                          same
Webster Capital Trust I                  Delaware                               same
Webster Capital Trust II                 Delaware                               same
Damman Associates, Inc.                  Connecticut                            Damman Insurance Associates;
                                                                                Webster Insurance
---------------------------------------- -------------------------------------- --------------------------------------